AMENDMENT TO LEASE AGREEMENT

This Amendment To Lease Agreement (the "Amendment") is entered into this 7th day of August 2015, by and between Hancock Jaffe Laboratories, Inc., a Delaware corporation ("Tenant") and Corbiz, LLC, a California limited liability company ("Landlord").

RECITALS

A. WHEREAS, the Landlord and Tenant previously entered into a written "AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease - Net" dated March 12, 2008, for identification (the "Lease"), pertaining to the premises located at 70 Doppler, in the City of Irvine, County of Orange, State of California, as more particularly described in the Lease (the "Premises");

B. WHEREAS, as of July 1, 2015, Tenant owes past due rent to Landlord in the sum of $611,006.11 including late charges (the "Lease Arrearages").

C. Under the terms of the Lease, Tenant had paid a security deposit of $26,112.60 to Landlord (the "Security Deposit"). Due to the Tenant's payment defaults under the Lease, Landlord applied the Security Deposit to past due rental sums owed by Tenant.

D. On July 17, 2015, Landlord served Tenant with a Notice of Application of Security Deposit and Demand to Restore It In 10 Days (the "Notice"). The Notice has expired and the Security Deposit was not restored by Tenant.

E. WHEREAS, Landlord and Tenant mutually desire to provide for a means for Tenant to cure the Lease defaults, to restore the Security Deposit, and to modify and amend certain terms of the Lease as more specifically set forth in this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration receipt for which is hereby acknowledged, Landlord and Tenant

hereby agree to modify and amend the terms of the Lease as follows:

1. Recitals. The recitals set forth above are incorporated by this reference as a part of the Agreement between the parties.

2. Payments to Landlord. In consideration for Landlord's obligations under this Amendment and its continuing forbearance from exercising its rights under the Lease and the Notice related to Tenant's defaults, Tenant hereby agrees to make the following payments to Landlord:

a) On or before August 19, 2015, Tenant shall pay Landlord the sum of Seventy-One Thousand, Nine Hundred Fifty-Five Dollars and Seven Cents ($71,955.07) to be applied to the Lease Arrearages and to restore the Security Deposit;

b) Ten Thousand Dollars ($10,000.00) per month commencing September 1, 2015, and continuing on the first day of each month thereafter through and including December 1, 2015, with such payments to be applied to the Lease Arrearages;

c) The payment of all future accruing rental and other sums due under the Lease as and when they become due without need for demand for payment by Landlord;

d) Payment of all remaining unpaid Lease Arrearages on or before December 31, 2015, in the estimated sum of Five Hundred, Twenty-Five Thousand One Hundred Sixty-Three Dollars and Sixty-Four Cents ($525,163.64) assuming all payments due under this Amendment are timely paid by Tenant.

3. Payment by Tenant of All Vendor Charges. Tenant must timely pay and keep current all vendor charges related to the Lease and Premises as they become due before being late, subject to penalty, the Premises being subject to lien, and before cancellation of insurance, fire protection or elevator or similar services. In the event that any such charges owed by Tenant under the Lease for such services are

invoiced to Landlord, Tenant shall pay such charges within ten (10) days of receipt of the invoice for payment from Landlord.

4. Option to Extend; Right of First Refusal. Tenant's option to extend the Lease and its right of first refusal to purchase the Premises as set forth in the Lease are hereby terminated and shall not be reinstated until such time that all rental charges have been brought current under the Lease as required by this Amendment including, but not limited to, full and complete payment of all Lease Arrearages.

5. Authority To Execute Agreement. Each party hereto hereby represents and warrants to the other party that each of the individuals executing this Amendment on their behalf have full authority to bind each such party and the provisions hereof are binding on the parties hereto in accordance with the terms hereof and that each such party is an active business entity and authorized by law to enter into this Amendment in California.

6. Headings. Capitalized terms used herein, unless otherwise defined, shall have the same meaning as defined in the Lease.

7. Reaffirmation. Except as herein modified and amended, each and every covenant, condition, warranty and agreement of said Lease is hereby ratified and affirmed in its entirety and shall apply with full force and effect to the Premises during the full term of the Lease.

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

SIGNATURES

Hancock Jaffe Laboratories, Inc.,
a Delaware corporation

By: Norman Jaffe
Name: Norman Jaffe
Title: PRESIDENT

Corbiz, LLC, a California limited liability company

By: [signature]

Name: ALFONSO CORDERO

Title: MANAGING MEMBER